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                                                                   Exhibit 10.23

                SECOND AMENDMENT TO LOAN AND SECURITY AGREEMENT
                -----------------------------------------------

     This Second Amendment to Loan and Security Agreement (this "Amendment") is made and entered into effective as of March 1, 1998, by and among Litronic Industries, Inc., a California corporation (the "Company"), and Fidelity Funding, Inc., a Texas corporation ("Fidelity").

     A. The Company and Fidelity Funding of California, Inc. ("FFOC") have entered into that certain Loan and Security Agreement (the "Original Agreement"), dated as of June 27, 1996, and FFOC has assigned all of its right, title and interest in, to and under the 1996 Agreement to Fidelity. The Company and Fidelity have entered into that certain First Amendment to Loan Agreement (the "First Amendment"), dated June 27, 1997. The 1996 Agreement as amended by the First Amendment is referred to herein as the "Original Agreement," and the Original Agreement as amended by this Amendment is referred to herein as the "Agreement." Capitalized terms used but not defined in this Amendment shall have the meanings given to them in the Original Agreement.

     B. The Company and Fidelity desire to amend the Original Agreement and, in connection therewith, hereby agree as follows:

     1. The definition of "Revolving Loan Rate" in Section 1.1 of the Original Agreement hereby is amended to read in its entirety as follows:

     "REVOLVING LOAN RATE" means a rate of interest equal to the lesser of (a) the Prime Rate in effect from time to time plus 1.50% per annum and (b) the maximum rate permitted by applicable law; provided, however, that if (c) the Company's net income before taxes for the 12-month period ending December 31, 1998 (determined in accordance with GAAP) as reflected in the audited financial statements for such period delivered by the Company to Fidelity pursuant to
Section 8.3 is at least $100,000 and (d) no Event of Default or event or circumstance that would with the giving of notice, the passage of time or both, constitute an Event of Default, has theretofore occurred, effective as of Mach 1, 1999, "REVOLVING LOAN RATE" shall mean a rate of interest equal to the lesser of (e) the Prime Rate in effect from time to time plus 1.25% per annum and (f) the maximum rate permitted by applicable law. The Revolving Loan Rate shall be automatically increased or decreased, as the case may be, without notice to the Company from time to time as of the effective date of each change in the Prime Rate.

     2. The first sentence of Section 5.1 of the Original Agreement hereby is deleted and is replaced in its entirety as follows:

     The Company shall pay to Fidelity a commitment fee in the amount of $25,000, payable on the date hereof, and an annual commitment fee in the amount of $12,500, payable on each February 27 thereafter during the Term.

     3. The first sentence of Section 5.2 of the Original Agreement hereby is amended to read in its entirety as follows:
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     As consideration for Fidelity's commitment to advance funds hereunder the
Company shall pay to Fidelity a minimum usage fee (in this section called the "Minimum Usage Fee") or not less than $6,000 for each calendar month (or fraction thereof, on a prorated basis) during the Term.

     4.   Section 5.3 of the Original Agreement hereby deleted.

     5. Compliance with the requirements of Section 8.8, 8.9 and 8.10 of the Original Agreement through March 31, 1998, hereby is waived.

     6. Effective as of March 31, 1998, Section 8.8 of the Original Agreement hereby is amended to read in its entirety as follows:

     The Company shall at all times maintain a Tangible Net Worth of not less than the Tangible Net Worth Requirement. "TANGIBLE NET WORTH REQUIREMENT" means negative $150,000 until May 31, 1998, $50,000 from June 1, 1998 until December 31, 1998 and for each calendar year thereafter the Tangible Net Worth Requirement as of the last day of the preceding calendar year plus the greater of $100,000 and 100% of the Company's Net Profit for the previous calendar year.

     7. Effective as of March 31, 1998, Section 8.9 of the Original Agreement hereby is amended to read in its entirety as follows:

     The Company's Net Profit for each fiscal year of the Company shall equal or exceed $100,000. On and after May 1, 1998, the Company's Net Profit shall not be negative for any two or more consecutive calendar months. "NET PROFIT" means net profit after tax determined in accordance with GAAP.

     8. Effective as of March 31, 1998, Section 8.10 of the Original Agreement hereby is amended to read in its entirety as follows:

     The Company shall at all times maintain Working Capital of not less than the Working Capital Requirement. "WORKING CAPITAL REQUIREMENT" means negative $400,000 until May 31, 1998, negative $300,000 from June 1, 1998 until December 31, 1998 and for each calendar year thereafter the Working Capital Requirement as of the last day of the preceding calendar year plus the greater of $50,000 and 50% of the Company's Net Profit for the previous calendar year.

     9. Section 14.4 of the Original Agreement hereby is amended to read in its entirety as follows:

     The term of this Agreement shall be for a period ending on February 28, 2000 (the original term, and any extension thereof made by Fidelity pursuant to this section, are herein called the "Term"); provided, however, that Fidelity may extend the term hereof for additional

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one-year periods, if Fidelity elects to do so in its sole discretion, by notifying the Company in writing at least 30 days before the end of the term then in effect; and provided further that Fidelity may terminate this Agreement at any time effective immediately upon the occurrence of an Event of Default; and provided further that the Company may terminate this Agreement at any time with 30 days' prior written notice to Fidelity upon the sale of all or substantially all of the assets of the Company to a Person who is not an Affiliate of the Company. The Company acknowledges that, except as expressly provided above, it shall have no right to terminate this Agreement prior to the end of the Term, termination of this Agreement at any tine prior to the end of the Term would result in the loss by Fidelity of benefits under this Agreement and the damages incurred by Fidelity as a result of such termination would be difficult and impractical to ascertain. Therefore, in the event this Agreement is terminated prior to the end of the Term for any reason other than the sale of all or substantially all of the assets of the Company to a Person who is not an Affiliate of the Company, the Company shall pay to Fidelity an early termination fee in an amount equal to (x) the average monthly accrued interest and fees earned by Fidelity hereunder prior to the date of termination multiplied by (y) the number of months remaining in the Term as of the date of termination, but in no event shall such early termination fee exceed the maximum amount permitted by applicable law. Any termination of this Agreement shall not affect Fidelity's security interest in the Collateral, and this Agreement shall continue to be effective, until all Obligations have been paid in full.

     10.  Representations and Warranties of the Company.  In order to induce
          ---------------------------------------------
Fidelity to enter into this Amendment, the Company represents and warrants to Fidelity that:

          (a) The representations and warranties contained in Section 7 of the Original Agreement are true and correct at and as of the time of the effectiveness hereof; provided, however, that the Company's current address at this time is 2030 Main Street, Suite 1200, Irvine, California 92614.

          (b) The Company is duly authorized to execute, deliver and perform its obligations under this Amendment and is and will continue to be duly authorized to perform its obligations under the Original Agreement as amended hereby. The Company has duly taken all corporate action necessary to authorize the execution and delivery of this Amendment and to authorize the performance of the obligations of the Company hereunder.

          (c) The execution and delivery by the Company of this Amendment, the performance by the Company of its obligations hereunder and the consummation of the transactions contemplated hereby do not and will not conflict with any provision of law, statute, rule or regulation or of the articles of incorporation and bylaws of the Company, or of any material agreement, judgment, license, order or permit applicable to or binding upon the Company, or result in the creation of any lien, charge or encumbrance upon any assets or properties of the Company. Except for those which have been duly obtained, no consent, approval, authorization or order of any court or governmental authority or third

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     party is required in connection with the execution and delivery by the
     Company of this Amendment or to consummate the transactions contemplated hereby.

          (d) The Agreement (including this Amendment) has been duly executed and delivered by the Company and is a legal and binding instrument and agreement of the Company, enforceable against the Company in accordance with its terms, except as limited by bankruptcy, insolvency and similar laws and by general principles of equity.

          (e) No Event of Default or any event that, with the giving of notice, the passage of time or both, would constitute an Event of Default has occurred or is continuing.

     11.  Miscellaneous.
          -------------

          (a) The Agreement is hereby ratified and confirmed in all respects. The execution, delivery and effectiveness of this Amendment shall not, except as expressly provided herein, operate as a waiver of any right, power or remedy of Fidelity under the Agreement nor constitute a waiver of any provision thereof.

          (b) All representations, warranties, covenants and agreements of the Company herein shall survive the execution and delivery of this Amendment and the performance hereof and shall further survive until the Agreement is terminated.

          (c) This Amendment may be separately executed in counterparts and by the different parties hereto in separate counterparts, each of which when so executed shall be deemed to constitute one and same Amendment.

          (d) The Company agrees to pay Fidelity the reasonable fees, charges and expenses, not to exceed an aggregate of $2,000, of its in-house counsel in connection with the negotiation and preparation of this Amendment and the consummation of the transactions contemplated hereby.

     IN WITNESS WHEREOF, the Company and Fidelity have executed this Amendment as of the date first written above.

FIDELITY:                               THE COMPANY:

FIDELITY FUNDING, INC.,                 LITRONIC INDUSTRIES, INC.,
a Texas corporation                     a California corporation

By: /s/ MICHAEL D. HADDAD               By:   /s/  KRIS SHAH
    -------------------------               ----------------------------------
       Michael D. Haddad                        Name:   Kris Shah
       President                                Title:  President

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                             CONSENT AND AGREEMENT
                             ---------------------

     Each of the undersigned hereby consents to the provisions of this Amendment and the transactions contemplated therein and hereby ratifies and confirms the general continuing guaranty dated as of June 27, 1996, made by Kris Shah for the benefit of Fidelity relating to the Company, and agrees that his or her obligations and covenants thereunder are unimpaired hereby and shall remain in full force and effect.


                                             /s/  KRIS SHAH
                                             -------------------------
                                             Kris Shah


                                             /s/  GERALDINE M. SHAH
                                             -------------------------
                                             Geraldine Shah


     The undersigned hereby consents to the provisions of this Amendment and the transactions contemplated therein and hereby ratifies and confirms the subordination agreement dated as of June 27, 1996, made by him for the benefit of Fidelity relating to the Company, and agrees that his obligations and covenants thereunder are unimpaired hereby and shall remain in full force and effect.

                                             /s/  KRIS SHAH
                                             -------------------------
                                             Kris Shah

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